UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3/F Building A, Derun Yuan, No. 19 Changyi Road

Wuguishan, Zhongshan City, P.R. China 528458

(Address of Principal Executive Office) (Zip Code)

86-0760-88963658

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation

On June 26, 2023, the Registrant filed with the Florida Secretary of State Articles of Amendment to Articles of Incorporation. The Articles of Amendment provide that at 6:30 P.M. Eastern Time on June 29, 2023 a one-for-ten reverse split of the outstanding common stock will be effective. The Articles of Amendment make no change to the number of authorized shares of Common Stock. No fractional shares will be issued in connection with the reverse stock split; any fractional shares that result from the reverse split will be rounded up to the nearest whole share.

The Common Stock will begin trading on a reverse stock split-adjusted basis on the OTC Pink Market when trading commences on June 30, 2023. The trading symbol for the Common Stock will remain “JRSS.” The Common Stock was assigned a new CUSIP number (466280203) following the reverse stock split.

The Articles of Amendment also amend the authorized capital stock by adding two million (2,000,000) shares of Preferred Stock, $0.0001 par value. The Articles authorize the Board of Directors to designate one or more series of the Preferred Stock, with such voting rights, preferences and other rights as the Board determines.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Articles of Amendment of Articles of Incorporation filed on June 26, 2023.

104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: June 29, 2023	By:	/s/ Huang Zhifei
Huang Zhifei, Chief Executive Officer

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